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                                                                    Exhibit 14.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Elk Associates Funding Corporation and Subsidiary

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-14) and the inclusion of our report dated August 11, 1999, with respect to the consolidated financial statements for the years ended June 30, 1999, 1998 and 1997.

Marcum & Kliegman LLP

New York, New York
October 20, 1999